UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2020

Date of Report (Date of earliest event reported)

Roth CH Acquisition I Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39282	83-3584792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCH	The Nasdaq Stock Market LLC
Warrants	ROCHW	The Nasdaq Stock Market LLC
Units	ROCHU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated March 4, 2020, Roth CH Acquisition I Co. (the “Company”), consummated its initial public offering (“IPO”) of 7,500,000 units (the “Units”). Each Unit consists of one share of common stock (“Common Stock”) and three-quarters of one warrant (“Warrant”) entitling the holder of each whole Warrant to purchase one share of Common Stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000.The Company granted the underwriters a 45-day option to purchase up to 1,125,000 additional Units to cover over-allotments, if any.

As also previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 262,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,625,000.

Subsequently, on May 22, 2020, the underwriters exercised the over-allotment option in part, and the closing of the issuance and sale of the additional Units occurred (the “Over-Allotment Option Units”) on May 26, 2020. The total aggregate issuance by the Company of 150,000 units at a price of $10.00 per unit resulted in total gross proceeds of $1,500,000. On May 26, 2020, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 3,000 Private Units, generating gross proceeds of $30,000. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

On May 26, 2020, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company has canceled an aggregate of 243,750 shares of Common Stock issued to certain stockholder of the Company prior to the IPO and Private Placement.

A total of $76,500,000 of the net proceeds from the sale of Units in the initial public offering (including the Over-Allotment Option Units) and the Private Placements on May 7, 2020 and May 26, 2020, were placed in a trust account established for the benefit of the Company’s public shareholders. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated May 7, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2020

ROTH CH ACQUISITION I CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Chief Executive Officer

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